April 26, 2023 Q1 Earnings Conference Call

This presentation contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial Corporation, the financial services industry, the economy generally and the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, consumers, and others, on our business, financial condition and results of operations. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “will,” “intends,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses, allowance for uncertain tax positions, accruals for loss contingencies and valuation of mortgage servicing rights involve judgments as to expected events and are inherently forward-looking statements. Assessments that acquisitions and growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These various forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to changes in government, consumer or business responses to, and ability to treat or prevent further outbreak of, the COVID-19 pandemic, changes in commodity prices, interest rates and interest rate relationships, inflation, demand for products and services, the degree of competition by traditional and nontraditional competitors, changes in banking regulations, tax laws, prices, levies and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. For a discussion of risk factors that may cause actual results to differ from expectations, please refer to BOK Financial Corporation’s most recent annual and quarterly reports. BOK Financial Corporation and its affiliates undertake no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Non-GAAP Financial Measures: This presentation may refer to non-GAAP financial measures. Additional information on these financial measures is available in BOK Financial’s 10-Q and 10-K filings with the Securities and Exchange Commission which can be accessed at bokf.com. All data is presented as of March 31, 2023 unless otherwise noted. Legal Disclaimers 2

Stacy Kymes Chief Executive Officer 3

Q1 summary * Non-GAAP measure Attributable to shareholders Per share (diluted) Quarterly earnings trend NET INCOME Noteworthy items impacting profitability • Net interest revenue was flat linked quarter, with two fewer days in Q1, margin compressed 9 bps as the cost of funds increased faster than earning asset yields, combined with earning asset growth of $1.5B • Continued stability from our fee-based businesses despite market driven declines in our Mortgage Trading revenues and uneven syndication fees; fee income as a percent of total revenues held steady at 35% • $16M provision for credit loss driven by economic assumptions. Net charge-offs were less than $1 million 4 ($Million, exc. EPS) Q1 2023 Q4 2022 Q1 2022 Net income $162.4 $168.4 $62.5 Diluted EPS $2.43 $2.51 $0.91 Net income before taxes $208.4 $216.3 $78.6 Provision for credit losses $16.0 $15.0 $— Pre-provision net revenue* $224.3 $231.3 $78.7 Efficiency ratio 56.4% 57.9% 75.1% REVENUE COMPOSITION as of 3/31/2023 Net interest revenue Trading & brokerage Fiduciary & asset management Transaction card Deposit service charges Mortgage banking Other revenue

Marty Grunst EVP, Chief Financial Officer 5

Strong Capital Position Top tier TCE ratio: • TCE/total assets unadjusted is 8.5% at 3/31/2023, adjusting* for all securities portfolio net losses would reduce this ratio to 8.2% • At 12/31/2022, our 7.4% adjusted TCE metric ranked as the 3rd highest of the top 20 banks, and was in the top 17% of banks with assets greater than $25 billion 6 Capital Strength • Common Equity Tier 1 ratio would be 9.95% as of 3/31/23 if all unrealized securities net losses were incorporated • One of three members of the KRX regional banking index to achieve an A3 rating from Moody's, and one of two banks to be rated by all three major ratings agencies Q1 2023 Q4 2022 Q1 2022 Common Equity Tier 1 12.2% 11.7% 11.3% Tangible Common Equity Ratio** 8.5% 7.6% 8.1% Source: FactSet, assumed 23% tax rate for tax adjustment.* Adjustment reducing TCE for the amount of tax adjusted net losses in the held-to-maturity portfolio, while leaving total assets unchanged. ** Non-GAAP measure

Securities Portfolio Short Duration: • The estimated effective duration of the combined investment portfolio (AFS and HTM) is 3.4 years, which extends to 3.6 years in a +200 basis point instantaneous shock indicating low levels of extension risk • $1.8 billion or 15% of the available-for-sale portfolio has an unrealized gain as of March 31, 2023 High Quality: • 90% of the investment portfolio is government guaranteed, either explicitly or by the GSEs. • Of the non-guaranteed securities; ◦ 5% are Residential Mortgage Backed Securities (RMBS) with AAA ratings and strong credit enhancements ◦ and 5% are municipal bonds with ratings approximately equivalent to AA • Approximately 96% of securities are eligible to be pledged for additional secured funding 7 Portfolio Durations -100 Base +100 +300 AFS 3.0 3.2 3.3 3.5 HTM 4.2 4.5 4.6 4.7 Total 3.2 3.4 3.5 3.7 Fannie Mae Freddie Mac GNMA RMBS Muni BOKF Securities by Guarantee Type 3/31/23

Diversified Deposit Portfolio Deposits by Business Line as of 3/31/2023 Commercial banking Corporate banking Energy Native American Commercial real estate Misc. commercial 8 Diversified across industries and customers: • Energy banking is the largest industry concentration at 7% of total deposits • Commercial & Corporate banking comprise a diverse array of industries Insured and collateralized balances: • At 3/31/2023 our reported uninsured deposit ratio is 57% or $18.7 billion • When adjusted for collateralized deposits this ratio is 44% or $14.2 billion Healthcare Retail/Mortgage Institutional Private banking Trust Other Deposit Composition at March 31, 2023 ($ billions) As reported Adj. for collateralized Insured $ 13.9 42.6% $ 13.9 42.6 % Uninsured 18.7 57.4% 14.2 43.6 % Collateralized Deposits — % 4.5 13.8 % Total $ 32.6 $ 32.6

Robust Liquidity and Available Funding Overview: • Total secured borrowing capacity available of $23.7 billion • When comparing our uninsured and uncollateralized deposit amount of $14.2 billion to our "Potential Secured Capacity", we have a coverage ratio of 167% Methodology Notes: • Unpledged securities – reflects the lending value of securities that are eligible, but not pledged, which can increase capacity at the FHLB or be used for tri-party repo transaction through the FICC • Incremental BTFP benefit - calculated by adding back the haircuts and the difference between market value and par to estimate the liquidity benefit of the program • Estimated capacity of unpledged loans - calculated as total unpledged but eligible loans at the estimated haircut that would be assessed by the FRB 9 Funding Source Availability ($ billions) Excess cash balance at Federal Reserve $ 0.5 Available FHLB capacity 2.7 Unpledged securities 6.1 Federal Reserve discount window 4.3 Current available secured capacity 13.6 Incremental BTFP benefit 1.1 Estimated capacity of unpledged loans 9.0 Potential secured capacity (A) 23.7 Unused fed funds capacity 3.9 Available liquidity $ 27.6 Uninsured and non-collateralized deposits (B) $ 14.2 Uninsured Coverage Ratio (A/B) 167%

Marc Maun EVP, Regional Banking Executive 10

Loan portfolio

- Energy balances were down slightly with unfunded commitments up 6.5%
- Combined Services & General Business ("Core C&I") balances and unfunded commitments were down slightly
- Healthcare balances up $54M linked quarter - Senior Housing
- Total C&I balances flat linked quarter with unfunded commitments up 1.4%
- Commercial Real Estate balances increased $209M or 4.5% linked quarter driven by growth in multifamily & industrial; unfunded CRE commitments down 13.0%

($Million)	Mar. 31, 2023	Dec. 31, 2022	Mar. 31, 2022	Seq. Loan Growth	YOY Loan Growth
Energy	$3,398.1	$3,424.8	$3,197.7	(0.8)%	6.3%
Services	3,563.7	3,431.5	3,351.5	3.9%	6.3%
Healthcare	3,899.3	3,845.0	3,441.7	1.4%	13.3%
General business	3,356.2	3,511.2	3,029.7	(4.4)%	10.8%
Total C&I	**$14,217.3**	**$14,212.5**	**$13,020.6**	**—%**	**9.2%**
Multifamily	$1,363.9	$1,212.9	$867.3	12.4%	57.3%
Industrial	1,309.4	1,221.5	911.9	7.2%	43.6%
Office	1,045.7	1,053.3	1,097.5	(0.7)%	(4.7)%
Retail	618.3	620.5	667.6	(0.4)%	(7.4)%
Residential construction and land development	102.8	95.7	120.5	7.5%	(14.7)%
Other commercial real estate	375.2	402.9	436.2	(6.9)%	(14.0)%
Total Commercial real estate	**$4,815.3**	**$4,606.8**	**$4,101.0**	**4.5%**	**17.4%**
Loans to individuals	3,717.4	3,737.9	3,552.9	(0.5)%	4.6%
Total Loans	**$22,750.1**	**$22,557.2**	**$20,674.4**	**0.9%**	**10.0%**

11

Key credit quality metrics Energy Healthcare Commercial real estate Residential & other Quality metrics summary • Credit quality better than pre-pandemic level • Trailing 12 months net charge-offs at 7 basis points • $16 million credit provision in Q1; with a combined allowance for credit losses of $312 million or 1.37% Net charge-offs to average loans Non-Accruals ($Million) ANNUALIZED 12 Committed Criticized Assets / Tier 1 Capital & Reserves

Scott Grauer EVP, Wealth Management Executive 13

Fees & commissions Brokerage & trading • Linked quarter decrease due to low mortgage originations & trading volumes, combined with strong syndication fees in the prior quarter Fiduciary & asset management • Fees up 1.5% linked-quarter with growth seen in total AUM; fees increased 9.2% versus prior year driven by the elimination of waived fees as short term rates rise Transaction card • Linked quarter decline in seasonal transaction volumes Service charges • Linked quarter decrease primarily related to changes in overdraft fee structure Mortgage banking • Seasonal increase in mortgage pipeline build and increased servicing fees from acquisitions 14 ($Million) Q1 2023 Qtr. Seq. $ Change Qtr. Seq. % Change Qtr. YOY % Change Trading fees $27.6 $(8.3) (23.2)% 151.1% Derivative fees 8.4 (0.1) (1.3)% (23.6)% Brokerage & insurance fees 7.2 0.4 5.7% (14.4)% Syndication fees 3.6 (4.7) (56.5)% 16.1% Other investment banking fees 5.7 2.1 59.1% 24.3% Brokerage & trading $52.4 $(10.6) (16.8)% 293.5% Transaction card 25.6 (1.5) (5.6)% 5.8% Fiduciary & asset management 50.7 0.8 1.5% 9.2% Deposit service charges & fees 26.0 (0.5) (1.7)% (3.8)% Mortgage banking 14.4 4.3 42.7% (13.7)% Other revenue 17.0 (0.1) (0.4)% 62.5% Total fees & commissions $186.0 $(7.6) (3.9)% 90.5%

Marty Grunst EVP, Chief Financial Officer 15

Yields, rate & margin Net interest revenue • Net interest revenue was flat linked quarter with two fewer days in Q1; benefit of $1.5 billion increase in earning assets was offset by increased funding costs Net interest margin • Loan yields increased 68 bps • Interest-bearing deposit costs up 61 bps relative to the prior quarter • 9 bps NIM decrease due to deposit beta and demand deposit mix shift 16 ($Million) Q1 2023 Q4 2022 Q1 2022 Quarterly sequential Quarterly YOY Net interest revenue $352.3 $352.6 $268.4 (0.1)% 31.3% Net interest margin 3.45% 3.54% 2.44% (9) bps 101 bps Yield on available for sale securities 2.87% 2.54% 1.77% 33 bps 110 bps Yield on loans 6.67% 5.99% 3.57% 68 bps 310 bps Tax-equivalent yield on earning assets 5.06% 4.53% 2.58% 53 bps 248 bps Cost of interest-bearing deposits 1.83% 1.22% 0.12% 61 bps 171 bps Cost of wholesale borrowings 4.38% 3.58% 0.88% 80 bps 350 bps Rate on interest-bearing liabilities 2.43% 1.57% 0.21% 86 bps 222 bps Tax-equivalent net interest revenue spread 2.63% 2.96% 2.37% (33) bps 26 bps

Additional details 17 ◦ Loan balances grew $193 million; unfunded commitments decreased $304 million ◦ Average deposits declined $2 billion in Q1 as customers continue to redeploy pandemic savings; the QoQ decline is consistent with the previous two quarters. Loan to deposit ratio of 69.8% remains below pre-pandemic 78.7% at Dec. 31, 2019 ◦ Assets under management or administration increased $2.6 billion ($Billion) Q1 2023 Quarterly Sequential Quarterly YOY Period-End Loans $22.8 0.9% 10.0% Average Loans $22.5 2.3% 9.8% Period-End Deposits $32.6 (5.5)% (17.4)% Average Deposits $33.5 (5.6)% (17.0)% Fiduciary Assets $57.5 2.5% (6.0)% Assets Under Management or Administration $102.3 2.6% 1.2%

Balanced Interest Rate Risk Position Noteworthy balance sheet items • During mid-Q4 2022, we added approximately $1.5 billion of securities, which meaningfully balances our interest rate risk position • Approximately 73% of the total loan portfolio are variable rate or fixed rate that reprice within a year • Approximately 79% of Commercial and Commercial Real Estate portfolios are variable rate or fixed rate that reprice within a year • Short duration securities portfolio • Sensitivity to betas - The impact of increasing our deposit beta by 10% in the +200 is -1.08% on NIR 18 Scenario* ∆ NIR % ∆ NIR $ Down 200 Ramp, year 1 -2.93% -$40.9 million Down 100 Ramp, year 1 -1.90% -$26.6 million Up 100 Ramp, year 1 -0.20% -$2.8 million Up 200 Ramp, year 1 -1.93% -$26.9 million * Estimates for parallel shifts in the rate curve.

Expenses Expenses summary • Quarterly personnel expenses decreased 2.3%, primarily due to declines in cash-based comp partially offset by annual merit increases and seasonal benefits costs • Other operating expense decreased $8.4 million linked quarter; declines in professional fees and mortgage related loss mitigation costs, as well as a Q4 contribution to BOKF Foundation • Efficiency ratio continues to improve - now below 57% 19 ($Million) Q1 2023 Q4 2022 Q1 2022 % Incr. Seq. % Incr. YOY Personnel expense $182.1 $186.4 $159.2 (2.3)% 14.4% Other operating expense $123.7 $132.0 $118.4 (6.3)% 4.5% Total operating expense $305.8 $318.5 $277.6 (4.0)% 10.2% Efficiency ratio 56.4% 57.9% 75.1% --- ---

Forecast & assumptions 20 ◦ We continue to expect mid to upper single digit annualized loan growth. Economic conditions in our geographic footprint remain very strong, and continue to be supported by business in-migration from other markets. Strong growth in unfunded commitments throughout 2022 and current low levels of line utilization should be an additional tailwind for loan growth. Changes in borrower sentiment may impact this assumption. • We expect to continue holding our available for sale securities portfolio flat in 2023 and to maintain a neutral interest rate risk position. ◦ We have a strong base of core deposits and expect attrition in total deposits to taper off, moving our loan to deposit ratio slightly higher, while still remaining below historical levels. ◦ Currently we are assuming one additional 25 bps increase in May before the Federal Reserve pauses. We believe the margin will migrate lower throughout 2023 as interest-bearing deposit betas increase and demand deposit balance attrition runs its course under our balanced interest rate risk position. Net interest income is expected to be in the range of $1.35 to $1.4 billion for 2023. ◦ In aggregate, we expect total fees and commissions revenue to approach $750 million for 2023. ◦ We expect expenses to be near or slightly below Q4 2022 levels and the efficiency ratio near 57% - 58% throughout the remainder of 2023. ◦ Our allowance level is slightly above the median of our peers and we expect to maintain a strong credit reserve. Given our expectations for loan growth and the strength of our credit quality, we expect quarterly provision expense similar to that in Q1 2023. Changes in the economic outlook will impact our provision expense. ◦ We expect to continue our quarterly share repurchases.

Stacy Kymes Chief Executive Officer 21

Question and Answer Session 22